UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

ZEROSTACK CORP.
(Exact name of registrant as specified in its charter)

Texas	001-40397	98-1956033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2626 Cole Ave, Suite 300
 Dallas, Texas, United States 75204
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (956) 923-4188

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSTK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported in a Current Report on Form 8-K dated August 19, 2026, ZeroStack Corp., a Texas corporation (the "Company" or "ZeroStack" or "we" or "us" or "our"), completed the acquisition of 925,925,926 MemeCore (M) tokens ("MemeCore Tokens" or "MemeCore") on August 19, 2026 (the "August 2026 Private Placement") pursuant to a Securities Purchase Agreement dated August 19, 2026 by and between the Company and certain investors.

Item 8.01. Other Events.

The disclosure contained in this Item 8.01 was previously included in the Registration Statement on Form S-3 (File No. 333-298482) of the Company filed on August 21, 2026 (the "Form S-3 Registration Statement"). This disclosure is intended to supplement rather than replace the Company's previous Securities Exchange Act of 1934, as amended (the "Exchange Act") disclosures, except to the extent explicitly amended by this Form 8-K. Accordingly, the disclosure in this Item 8.01 should be read in conjunction with the Company's previous disclosure, including the disclosure contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and the Company's quarterly reports for the quarters ended March 31, 2026 and June 30, 2026.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the heading
"Risk Factors" below and "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the United States Securities and Exchange Commission ("SEC") on February 27, 2026 (the "2025 Annual Report"), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this Current Report on Form 8-K. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  our limited operating history and net losses;
  fluctuations in the market price of $0G, the native token of the 0G Chain, a layer-1 blockchain designed to enable users to deploy and operate decentralized artificial intelligence ("AI") applications and data ("0G Tokens", each a "0G Token" or "0G"), MemeCore Tokens or any other digital assets we might hold;
  the possibility that any one of the 0G Tokens, MemeCore Tokens and any other assets we might hold (collectively, the "Cryptocurrencies") may be classified as a "security";
  decrease in liquidity of 0G Tokens, MemeCore Tokens or any other digital assets we might hold;
  our ability to continue as a going concern absent access to sources of liquidity;
  damage to our reputation as a result of negative publicity;
  exposure to product liability claims, actions and litigation;
  risks associated with product recalls;
  our ability to successfully integrate businesses that we acquire;
  our ability to achieve economies of scale;
  our ability to fund overhead expenses, including costs associated with being a publicly-listed company;
  maintenance of effective quality control systems;

  risks associated with expansion into new jurisdictions;
  regulatory compliance risks;
  potential delisting resulting in reduced liquidity of our shares of common stock (the "Common Stock");
  risks associated with cybersecurity and the protection of confidential information;
  the possibility that we are deemed to be an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and become subject to applicable restrictions that make it impractical for us to continue segments of our business as currently contemplated;
  risks associated with our use of AI;
  competition from the emergence or growth of other digital assets accelerated by advancements in AI and blockchain technology;
  the reliance of our AI technology on the use of third-party data;
  the negative impact on the value the Cryptocurrencies caused by disruptions in the Cryptocurrencies' networks;
  risks related to the custody of the Cryptocurrencies, including the loss or destruction of private keys required to access our Cryptocurrencies and cyberattacks or other data loss relating to our Cryptocurrencies;
  the possibility that we may not realize the anticipated compounding value of common ownership of 0G and MemeCore; and
  the other risks described under the heading "Risk Factors" below and Part I, Item 1A, "Risk Factors" included in the 2025 Annual Report, as well as described from time to time in our other filings with the SEC.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K. The forward-looking statements contained in this Current Report on Form 8-K are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements contained in this Current Report on Form 8-K, they may not be predictive of results or developments in future periods. Any forward-looking statement contained in this Current Report on Form 8-K speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, after the date of this Current Report on Form 8-K.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors below and those contained in Part I, Item 1A, "Risk Factors" of our 2025 Annual Report, as well as any updates to those risk factors contained in our subsequent filings with the SEC under the Exchange Act. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment.

RISKS RELATED TO ARTIFICIAL INTELLIGENCE AND INVESTING IN CRYPTOCURRENCY

0G and MemeCore are highly volatile assets, and fluctuations in the price of 0G and/or MemeCore may influence our financial results and the market price of our listed securities.

Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of 0G and/or MemeCore decreased substantially, including as a result of:

• decreased user and investor confidence in 0G and/or MemeCore;

• investment and trading activities such as (i) activities of highly active retail and institutional users, speculators and investors or (ii) actual or expected significant dispositions of 0G and/or MemeCore by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, or associated with tokens vested by the Zero Gravity Labs Inc. ("Zero Gravity") team;

• a decrease in the price of other digital assets, to the extent the decrease in the price of such other digital assets may cause a decrease in the price of 0G and/or MemeCore or adversely affect investor confidence in digital assets generally;

• changes in consumer preferences and the perceived value or prospects of 0G and/or MemeCore or the utility of Zero Gravity;

• negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, 0G, Zero Gravity, MemeCore and/or the broader digital assets industry;

• competition from other decentralized exchanges or digital assets that exhibit comparable or better speed, security, scalability or energy efficiency, or that feature other more favored characteristics that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

• developments relating to the Zero Gravity blockchain ("0G Blockchain") and/or MemeCore independent Layer 1 blockchain ("MemeCore Blockchain"), including (i) changes to the 0G Blockchain and/or MemeCore Blockchain that impact its security, speed, scalability, usability or value, such as changes to the cryptographic security protocol underpinning the 0G Blockchain and/or MemeCore Blockchain, changes to the maximum number of 0G Tokens and/or MemeCore Tokens outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes; (ii) failures to make upgrades to the 0G Blockchain and/or MemCore Blockchain and the 0G and/or MemeCore interface to adapt to security, technological, legal or other challenges; and (iii) changes to the 0G Blockchain and/or MemeCore Blockchain that introduce software bugs, security risks or other elements that adversely affect 0G and/or MemeCore;

• disruptions, failures, unavailability, or interruptions in services of venues for acquiring 0G and/or MemeCore;

• the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

• regulatory, legislative, enforcement and judicial actions that adversely affect access to, functionality of or performance of Zero Gravity and/or MemeCore or associated products such as cryptocurrency perpetual futures, the price, ownership, transferability, trading volumes, legality or public perception of, 0G, Zero Gravity, MemeCore and/or other similar blockchains, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from (i) accessing 0G, MemeCore, Zero Gravity and/or associated products or (ii) operating in a manner that allows them to continue to deliver services to the digital assets industry;

• transaction congestion and fees associated with processing transactions on the Zero Gravity network and/or MemeCore Blockchain;

• macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions and fiat currency devaluations; and

• changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

Moreover, the price of our listed securities has been and is likely to continue to be volatile, and with our digital assets and AI strategy, we expect to see additional volatility in our stock price. In addition, if investors view the value of our listed securities as dependent upon or linked to the value or change in the value of our 0G and/or MemeCore holdings, the price of 0G and/or MemeCore may significantly influence the market price of our listed securities. The price of 0G and MemeCore has been, and is likely to continue to be, volatile.

We plan to use a portion of our capital that is not required to provide working capital for our ongoing operations to acquire 0G and/or MemeCore, which may adversely affect our financial results and the market price of our securities.

We plan to use a portion of our capital that is not required to provide working capital for our ongoing operations to acquire 0G and/or MemeCore. For example, we plan to further our digital asset and AI strategy linked to 0G and MemeCore, and to explore and expand the use of the native AI functionality of the 0G, as complemented by MemeCore, to enhance the business of the Company. The price of 0G and MemeCore is highly volatile. Moreover, digital assets are relatively novel, and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of our 0G and/or MemeCore holdings. Further, the acquisition of large amounts of 0G and/or MemeCore may become difficult or more costly, which would make it more difficult for us to implement our strategy. In addition, the application of generally accepted accounting principles in the United States with respect to digital assets remains uncertain in some respects, and any future changes in the manner in which we account for our 0G and MemeCore holdings could have a material adverse effect on our financial results and the market price of our securities. In addition, if investors view the value of our securities as dependent upon or linked to the value or change in the value of our 0G and/or MemeCore holdings, the price of such digital assets may significantly influence the market price of our securities.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our 0G and/or MemeCore holdings.

Since we  recently initiated our digital assets and AI strategy, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of 0G and/or MemeCore. The prices of digital assets have historically been subject to dramatic price fluctuations and is highly volatile. In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets ("ASU 2023-08"), which we have adopted. ASU 2023-08 requires us to measure our 0G and MemeCore holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our 0G and MemeCore in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our 0G and MemeCore holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

The concentration of our 0G and/or MemeCore holdings could enhance the risks inherent in our digital asset and AI strategy.

The concentration of our 0G and MemeCore holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of digital assets, and the absence of diversification enhances the risks inherent in our digital asset and AI strategy. Any future significant declines in the price of 0G and/or MemeCore would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

Absent federal legislation or regulations, there is a possibility that 0G and/or MemeCore may be classified as a "security." Classification of 0G and/or MemeCore as a "security" would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has formally stated whether they agree that the 0G and/or MemeCore and any other digital assets we might hold are a "security." Therefore, while (for the reasons discussed below) we believe that neither 0G or MemeCore are a "security" within the meaning of the U.S. federal securities laws, and registration of the Company under the Investment Company Act, is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that 0G and/or MemeCore are a "security" which would require us to register as an investment company under the Investment Company Act.

We have also adapted our process for analyzing the U.S. federal securities law status of 0G and MemeCore and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of "security" under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court's decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws, including the SEC's March 17, 2026 interpretation clarifying how federal securities laws apply to certain crypto assets and transactions involving crypto assets (the "SEC March Interpretation"). Our position that neither 0G or MemeCore are a "security" is premised, among other reasons, the SEC's March Interpretation and on our conclusion that neither 0G or MemeCore meet the elements of the Howey test. Among the reasons for our conclusion that neither 0G or MemeCore is a security, is that holders of 0G and MemeCore do not have a reasonable expectation of profits from our efforts in respect of their holding. Also, ownership of 0G and MemeCore does not convey the right to receive any interest, rewards, or other returns.

Notwithstanding the foregoing, the SEC March Interpretation is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The SEC March Interpretation also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

We acknowledge, however, that a federal court or another relevant entity could take a different view or the SEC could change its current view. The regulatory treatment of 0G and MemeCore is such that it has drawn significant attention from legislative and regulatory bodies. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that either 0G or MemeCore is a "security." As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if 0G and/or MemeCore are determined by a regulatory body or a court to be a security or to be bought and sold in securities transactions. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

Due to the complexity and uncertainty of applying the federal securities and similar laws to digital assets, as well as the fact that different companies doing business in the digital asset industry take varying approaches to analyzing the security status of digital assets, other companies may from time to time reach different conclusions from us on the security status of a particular digital asset. Although we anticipate that these differences will narrow over time, if competitors conclude that they can hold digital assets in ways that we do not permit, then they may have business and revenue opportunities that are not available to us.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an "investment company" if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis.

Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an "investment company" for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees' securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an "investment company" as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

Recently, we have begun focusing on pursuing opportunities to expand our portfolio into digital assets. With respect to Section 3(a)(1)(A), our digital asset holdings amount to more than 40% of our total assets. Since we believe none of the Cryptocurrencies (as defined below) are an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company's total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of the Company's net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees' securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

The Cryptocurrencies and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC ("BlockFi"), in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company's business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer's total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act - including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons - likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The Cryptocurrencies are created and transmitted through the operations of the peer-to-peer networks, decentralized networks of computers running software following the respective protocols. If the networks of any of the Cryptocurrencies is disrupted or encounters any unanticipated difficulties, the value of the Cryptocurrencies could be negatively impacted.

If the network of any of the Cryptocurrencies is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the such network may be disrupted, which in turn may prevent us from depositing or withdrawing the Cryptocurrencies from our accounts with our custodian or otherwise effecting transactions of the Cryptocurrencies. Such disruptions could include, for example: the price volatility of the Cryptocurrencies; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of trading platforms of the Cryptocurrencies due to fraud, failures, security breaches, or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the networks of the Cryptocurrencies.

In addition, although we do not currently intend to mine any of the Cryptocurrencies, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of the Cryptocurrencies, including the loss or destruction of private keys required to access our Cryptocurrencies and cyberattacks or other data loss relating to our Cryptocurrencies, including smart contract related losses and vulnerabilities.

We hold our Cryptocurrencies with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our Cryptocurrencies among our custodians, and our holdings of the Cryptocurrencies may be concentrated with a single custodian from time to time. In light of the significant amount of the Cryptocurrencies we anticipate that we will hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Cryptocurrencies as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Cryptocurrencies, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Cryptocurrencies, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.  While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

As of December 31, 2025, the insurance that covers losses of our holdings of the Cryptocurrencies may cover none or only a small fraction of the value of the entirety of our holdings of the Cryptocurrencies, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Cryptocurrencies. Moreover, our use of custodians exposes us to the risk that the Cryptocurrencies our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Cryptocurrencies. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Cryptocurrencies.  The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Each of the respective Cryptocurrencies is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the respective Cryptocurrency is held. While the certain blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the certain Cryptocurrencies held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Cryptocurrencies held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Cryptocurrencies and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of "smart contracts" or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an "admin key" or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Cryptocurrencies. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of the Cryptocurrencies or other digital assets.  Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

Our digital asset and AI strategy subjects us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. We intend to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering ("AML") and sanctions laws and regulations and to only acquire 0G and MemeCore through entities subject to anti-money laundering regulation and related compliance rules in the United States. Our 0G and MemeCore transactions have been, and will continue to be, executed by working together with reputable digital asset trading service providers that have what we believe to be comprehensive and robust AML policies and procedures. In addition, we plan to adopt policies and procedures to help ensure AML compliance with respect to any potential 0G and MemeCore transactions handled by us directly, including conducting comprehensive, enterprise-wide AML risk assessments, taking steps to identify investors and beneficial owners, performing ongoing sanctions screening, monitoring transactions for suspicious activities, providing training to employees and directors, and managing third-party service provider risks through due diligence and contractual requirements. Notwithstanding these planned efforts, if we are found to have purchased any of our 0G and/or MemeCore from bad actors that have used 0G and/or MemeCore to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in 0G and/or MemeCore by us may be restricted or prohibited.

Increased enforcement activity and changes in the regulatory environment, including evolving or changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting 0G and/or MemeCore, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in 0G and/or MemeCore.

In addition, private actors that are wary of 0G and/or MemeCore or the regulatory concerns associated with 0G and/or MemeCore have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers from buying our securities if it were to determine that the value of our securities is closely tied to the performance of 0G and/or MemeCore, signaling a reluctance to facilitate exposure to virtual currencies.

Competition from the emergence or growth of other digital assets, likely accelerated by advancements in AI and blockchain technology, could have a negative impact on the price of 0G and/or MemeCore and adversely affect the value of our 0G and/or MemeCore holdings.

The digital asset market is highly competitive and rapidly evolving, with numerous alternative cryptocurrencies, blockchains, and decentralized finance (DeFi) platforms vying for market share in areas such as perpetual futures trading, staking, and on-chain liquidity provision, which are core to the Zero Gravity ecosystem and its 0G token as well as MemeCore. Existing or emerging competitors could attract users and developers away from the Zero Gravity ecosystem by providing superior technology, lower fees, faster transaction speeds or broader ecosystem integrations, potentially eroding Zero Gravity's market position and leading to reduced trading volumes, staking participation, and overall demand. Many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Zero Gravity network. 0G and MemeCore are relatively new digital assets and supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. In addition, the Zero Gravity network is in direct competition with other smart contract platforms, such as the Ethereum, Solana, Polkadot, Avalanche and Cardano networks. Competition from the emergence or growth of alternative digital assets or other smart contract platforms could have a negative impact on the demand for, and price of, 0G and/or MemeCore, and thereby adversely affect the value of our 0G and/or MemeCore holdings. Advancements in AI and blockchain technology are likely to accelerate the development of such alternative digital assets or other smart contract platforms. If 0G and/or MemeCore is unable to evolve to address such increased competition or if market participants believe that 0G's and/or MemeCore's core technology is outdated or less attractive compared with other alternative digital assets or other smart contract platforms, 0G and/or MemeCore may be considered technologically obsolete by the next generation digital assets or smart contract platforms. The decline in the 0G and/or MemeCore network would materially impact the market value of 0G and/or MemeCore and adversely affect the value of our 0G and/or MemeCore holdings and our stock price.

Investors may also invest in 0G and/or MemeCore through means other than our securities, including through direct investments in 0G and/or MemeCore and other financial vehicles, including securities backed by or linked to 0G and/or MemeCore and digital asset treasury companies similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to gain exposure to 0G and/or MemeCore through other vehicles, rather than our securities.

Our 0G and MemeCore holdings will be less liquid than our cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our 0G and/or MemeCore at favorable prices or at all. As a result, our 0G and/or MemeCore holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Further, the 0G and MemeCore we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered 0G and/or MemeCore or otherwise generate funds using our 0G and/or MemeCore holdings, including in particular during times of market instability or when the price of 0G and/or MemeCore has declined significantly. If we are unable to sell our 0G and/or MemeCore, enter into additional capital raising transactions, including capital raising transactions using 0G and/or MemeCore as collateral, or otherwise generate funds using our 0G and/or MemeCore holdings, or if we are forced to sell our 0G and/or MemeCore at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Many countries and regulatory authorities are studying the impact of AI and may implement regulations on AI that may be difficult or impossible for the 0G Blockchain to implement and comply with.

The 0G Blockchain is designed to enable and support AI modules utilizing decentralized AI infrastructure.  If there is regulation adopted in the U.S. or globally to regulate AI and machine learning modules, the 0G Blockchain, as a decentralized blockchain and protocol, may be unable to comply with such regulations which may adversely affect the 0G Blockchain and the 0G Token or could require the 0G Blockchain to terminate or suspect certain features, services and tools.  Further, as a decentralized network, it is possible that the 0G Blockchain continues to operate without complying with applicable regulations, which could materially affect our business and our financial condition could be negatively impacted.

AI, including generative AI, advancements are progressing at an unprecedented pace, which brings risks that could subject us to loss through various technical, legal, and opportunistic-related risks.

We continue to advance in the development and integration of AI systems across our operations. AI systems may fail to perform as expected under certain conditions or become vulnerable to adversarial attacks that manipulate the AI's output. As AI becomes more integrated into our operations, the risks of system failure or malfunction increase, potentially disrupting our business processes. Additionally, use of AI may further expose computer systems to the risk of cyberattacks and may create the need for rapid modifications to our cybersecurity program.

AI systems rely heavily on vast amounts of data, which could include sensitive personal or proprietary information. If not managed and protected properly, AI systems could become targets for data breaches, exposing critical information to unauthorized access. Additionally, our service providers are also increasingly using and offering platforms powered by AI. While we advise our employees and contractors to refrain from providing confidential or sensitive information to any AI models or AI-powered platforms, we cannot predict how an AI model will process our data or if it will inadvertently provide our data to a third-party in its outputs. Any input of our confidential or sensitive data into an AI model for development or use purposes could result in inadvertent disclosure of this data at any time to an unknown third-party, which could subject us to litigation or regulatory actions or cause us to breach our contractual obligations. Additionally, datasets can inadvertently introduce bias if the data is not sufficiently diverse or representative leading to AI-driven decisions that may be unfair or discriminatory, potentially harming both individuals and our reputation.

Our long-term success depends on our ability to develop products and services to address the rapidly evolving market for digital assets, and, if we are not able to implement successful enhancements and new features for our products and services, our business could be materially and adversely affected

Rapid and significant technological changes continue to confront the industries in which we operate, including developments in blockchain and AI, including machine learning.

These new and evolving services and technologies may be superior to, impair, or render obsolete the products and services we currently offer or the technologies we currently use to provide them. Our ability to develop new products and services may be inhibited by industry-wide standards and existing and future laws and regulations. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and we may not be successful in realizing a return on our efforts in a timely manner or at all.

Our success will depend on our ability to develop new technologies, to adapt to technology changes and evolving industry standards, to incorporate new technologies into our products and services, and to provide products and services that are tailored to specific needs and requirements of our customers. For example, generative AI has become more publicly available and enterprise adoption of generative AI has grown. If we are unable to provide enhancements and new features for our products and services or to develop new products and services that achieve market acceptance or that keep pace with rapid technological developments and evolving industry standards, our business would be materially and adversely affected.

We use AI in our services which may result in operational challenges, legal liability, reputational concerns and privacy and competitive risks.

We currently use and intend to leverage AI processes and algorithms in our digital assets and AI business strategy. Our use of AI may result in operational challenges, legal liability, reputational concerns, and privacy and competitive risks, which could result in adverse effects on our financial condition, results of operations, or reputation. The use of generative AI processes at scale is relatively new and may lead to challenges, concerns and risks that are significant or that we may not be able to predict, especially if our use of these technologies in the development or delivery of our services becomes more important to our operations over time.

Our AI technology relies in part on the use of third-party data, and if we lose the ability to use such data, or if such data contains gaps or inaccuracies, our business could be adversely affected.

Some of our products will rely on a variety of data sources, including market data collected from exchanges and other sources. If we are unable to access and use market data collected from these sources, or our access to such data is limited, the ability of our AI to properly analyze market data could be limited. Any of the foregoing could negatively impact the accuracy and effectiveness of our AI technology and the quality of our platform's analysis and our analysts' reports could be negatively impacted. In addition, if third-party data used to improve our AI technology or train the AI model is inaccurate, or access to such third-party data is limited or becomes unavailable to us, the efficacy of our AI technology and our ability to continue to improve our AI technology would be adversely affected.

We may not realize the anticipated compounding value of common ownership of 0G and MemeCore.

We may fail to realize the anticipated compounding value or other benefits expected from our common ownership of 0G and MemeCore, which could adversely affect our business, financial condition and operating results. We believe 0G and MemeCore are complimentary because there is no overlap in protocol, token utility, user base, or market segment and MemeCore directly consumes 0G's compute, storage, and AI execution capabilities. However, the anticipated benefits from the compounding value and actual operating, technological, strategic and revenue opportunities may not be realized fully or at all, or may take longer to realize than expected. If we are not able to achieve these objectives and realize the anticipated benefits and compounding value expected from the common ownership of 0G and MemeCore within the anticipated timeframe or at all, our business, financial condition and operating results may be adversely affected.

BUSINESS

ZeroStack's strategy is built around acquiring digital assets that create compounding value through technical integration and operational leverage. The 0G position established the Company's presence in decentralized AI infrastructure. MemeCore adds the consumer-facing application layer that directly consumes 0G's compute, storage, and AI execution capabilities.

We also operate as a global pharmaceutical distributor through our wholly owned subsidiary Phatebo GmbH ("Phatebo"). Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder, multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. On September 20, 2025, we entered into an agreement for the disposition of certain components of our existing hemp and cannabis business.

Business Strategy

Our business strategy is built on two core pillars: Digital Assets and AI and Commercial & Wholesale.

Digital Assets and AI

Our Digital Assets and AI strategy is built on two layers: the AI Infrastructure Layer and the Consumer Community Blockchain Layer.

AI Infrastructure Layer

In early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Overview of AI Infrastructure Layer

The AI Infrastructure segment executes and manages the Company's treasury policy with the purpose of purchasing, holding and compounding our digital asset holdings through revenue-accretive staking activities.

The objective for our strategy in the near-term is to accumulate 0G for the purpose of increasing our treasury holdings and increasing shareholder value. We intend to hold 0G for the long-term and expect to continue to accumulate 0G.

Our AI Infrastructure Layer Strategy

We have adopted a AI Infrastructure strategy under which the principal holding in our treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding 0G and/or other blockchain-linked cryptocurrencies. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act. Although we believe that 0G and the blockchain-linked cryptocurrencies in which we have invested or may invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described under the heading "Risk Factors" of this Current Report on Form 8-K and "Item 1A. Risk Factors" in our 2025 Annual Report, and any updates to those risk factors in subsequent SEC filings.

Our Decision to Adopt a Cryptocurrency Strategy

Prior to adopting a cryptocurrency strategy, our Board and senior management were examining potential uses of cash, including acquisitions of cryptocurrency. After studying various alternatives, we decided that investing in cryptocurrency was a better business strategy. Cryptocurrency, which are digital assets that are issued by and transmitted through an open source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes, is our principal treasury holding on an ongoing basis, subject to market conditions and our anticipated cash needs. Specifically, a significant amount of the holdings in our treasury reserve will consist of 0G, and the value of which is derived from or is reasonably expected to be derived from the use of the blockchain system. Our Board proactively evaluates our use of cash, ensuring we maintain adequate working capital.

Other than acquiring cryptocurrency with our liquid assets that exceed working capital requirements, our cryptocurrency treasury strategy may also involve issuing debt or equity securities or engaging in other capital raising transactions with the objective of using a significant portion of the proceeds to purchase cryptocurrency from time to time, subject to market conditions. We view cryptocurrency potentially as a core holding and expect to accumulate additional cryptocurrency. We have not set any specific target for the amount of cryptocurrency we seek to hold, although under the treasury strategy we will maintain a significant amount of our holdings in 0G. We will continue to monitor market conditions in determining whether to engage in financings to purchase additional cryptocurrency. This overall strategy also contemplates that we may (i) periodically sell cryptocurrency for general corporate purposes, including to generate cash for treasury management (which may include debt repayment or the repurchase of our securities, if appropriate at such time), for acquisitions, or for strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our cryptocurrency holdings, and (iii) pursue strategies to create income streams or otherwise generate funds using our cryptocurrency holdings. While we intend to refine and formally adopt a treasury strategy as soon as practicable, at this time, we do not have a specific policy governing the percentage of our treasury holdings that will be any particular cryptocurrency.

Consumer Community Blockchain Layer

Overview of Consumer Community Blockchain Layer

In connection with the August 2026 Private Placement, on August 19, 2026, we acquired 925,925,926 MemeCore Tokens. MemeCore is an EVM-compatible Layer-1 blockchain built for the Meme 2.0 economy, in which meme-driven assets evolve from speculative instruments into long-term community and cultural stores of value. MemeCore introduced Proof-of-Meme ("PoM"), a consensus mechanism that rewards authentic community participation rather than computational work alone. The MemeCore Token functions as the ecosystem's governance instrument and participation reward medium, which has the following core capabilities:

  PoM consensus rewarding cultural contribution over compute.
  Meme-native token infrastructure for creation, distribution, governance, and monetization of cultural assets.
  Community governance tied to verifiable engagement metrics.
  EVM-compatible execution enabling standard solidity development.
  Participation rewards distributed based on authentic contribution.

Our Consumer Community Blockchain Layer Strategy

We will not hold MemeCore Tokens as a passive financial position. This active use is a core premise of our acquisition of MemeCore Tokens, and, consistent with the Company's covenant in the August 2026 Private Placement transaction documents that the MemeCore Tokens will not be made available for staking by the Company or any other Person. The Company's MemeCore Token holdings will be actively deployed, exclusive of staking, through the following programs:

  Governance participation. Submit and vote on MemeCore governance proposals aligned with the 0G + MemeCore Token integration roadmap.
  Ecosystem development. Financial and strategic support for developers building AI-enhanced applications on MemeCore using 0G infrastructure.
  Technical integration. Pursue direct protocol integration agreements, cross-chain infrastructure arrangements, and technology partnerships implementing the synergies between 0G and MemeCore.
  Network development. Facilitate introductions between the MemeCore ecosystem and 0G network participants, accelerating cross-ecosystem data network effects.
  Record keeping. Maintain contemporaneous activity logs and provide quarterly Board reports on operational engagement.

Our Decision to Adopt a Consumer Community Blockchain Strategy

0G and MemeCore are separate assets with no overlap in protocol, token utility, user base, or market segment. The Company's decision to adopt a Consumer Community Blockchain layer in addition to our AI Infrastructure layer involved the following considerations:

  Different networks. Separate, independently governed Layer-1 chains with different node operators, validator sets, and technical teams.
  Different consensus. 0G uses proof-of-stake with a burn-on-use model. MemeCore uses PoM, which rewards cultural contribution.
  Different token utility. 0G tokens are a barter medium for AI compute services. MemeCore tokens are a governance and community participation instrument.
  Different market. 0G competes in decentralized AI infrastructure. MemeCore competes in consumer digital culture and community economy.

We have identified nine areas where 0G and MemeCore create compounding value under common ownership that neither can achieve independently.

1) AI-Powered Meme Economy

MemeCore generates continuous high-volume streams of social content, images, video, community interactions, and market activity. These are ideal AI training inputs. 0G's decentralized compute and storage layer processes and analyzes this data in real time, enabling AI applications that MemeCore cannot otherwise deploy without centralized cloud dependency, which has the following benefits:

  AI-generated content tools deployed natively on-chain for meme creation and curation;
  Automated content moderation at protocol level without centralized intermediaries;
  Viral trend and sentiment analysis providing real-time community intelligence; and
  Dynamic PoM reward allocation based on AI-assessed contribution quality.

2) Shared EVM Development Infrastructure

Both 0G and MemeCore protocols are EVM-compatible. A single engineering organization supports both and shares contract libraries, security auditing, tooling, documentation, and SDK maintenance across both ecosystems.

3) AI-Enhanced Governance

Community governance suffers from low participation, poor proposal quality, and manipulation risk. 0G AI capabilities address each of these directly on MemeCore's governance layer, which creates the following benefits:

  Proposal summarization and risk flagging making governance accessible to retail participants;
  Governance attack detection identifying Sybil activity and coordinated voting; and
  Voter fatigue reduction through intelligent curation of governance activity.

4) Market Integrity and Fraud Detection

0G was built from inception to support autonomous AI agents at protocol scale. Deploying agents on MemeCore via 0G creates programmable community participants that scale engagement without centralized oversight and adds value in the following ways:

  Moderation agents enforcing community standards in real time;
  Governance advisory agents providing neutral data-driven proposal analysis;
  Content creation agents generating culturally resonant meme content; and
  Ecosystem ambassador agents onboarding new users and supporting cross-chain engagement.

5) Decentralized Data Infrastructure

MemeCore's data volumes will scale rapidly with adoption. Centralized storage introduces custodial risk inconsistent with a decentralized protocol. 0G's storage  layer is architecturally designed for exactly this workload, which creates value in the following ways:

  AI-optimized decentralized storage for MemeCore media, metadata, and governance records;
  Verifiable data integrity eliminating trust dependencies on any central operator; and
  Lower protocol storage costs relative to centralized cloud alternatives.

6) AI Agents as Community participants

0G was built from inception to support autonomous AI agents at protocol scale. Deploying agents on MemeCore via 0G creates programmable community participants that scale engagement without centralized oversight, which creates value in the following ways:

  Moderation agents enforcing community standards in real time;
  Governance advisory agents providing neutral data-driven proposal analysis;

  Content creation agents generating culturally resonant meme content; and
  Ecosystem ambassador agents onboarding new users and supporting cross-chain engagement.

7) Cross-Protocol Token Utility

Common ownership enables coordinated cross-protocol utility arrangements available only to a holder of both assets creating the following synergies:

  0G used as payment for AI services consumed by MemeCore applications;
  MemeCore Tokens used as incentive for MemeCore users contributing AI training data to 0G storage; and
  Governance alignment across both protocols to develop the integrated platform.

8) Data Network Effects

More MemeCore activity generates richer AI training data. Better AI models improve MemeCore user experience. Better user experience drives more MemeCore activity. This self-reinforcing loop compounds the value of both assets over time and is structurally difficult for any single-protocol competitor to replicate.

9) Full-Stack Ecosystem Integration

AI infrastructure protocols historically struggle to acquire end users. Consumer blockchain ecosystems historically struggle to build sophisticated technical infrastructure. 0G and MemeCore together solve both problems simultaneously. The Company operates across the complete blockchain stack: from AI infrastructure through consumer-facing cultural economies. This full-stack position is the Company's core strategic rationale for the MemeCore acquisition.

  0G contributes: compute, storage, data availability, AI execution.
  MemeCore contributes: consumer adoption, community engagement, social network effects, cultural data.

Key Benefits

MemeCore Tokens provide the following key technical benefits:

  0G and Memecore are structurally complementary assets that create more combined value than two independent positions;
  Nine discrete technical synergies support common ownership, each representing a specific value-creation opportunity unavailable to a single-protocol operator;
  Stack integration of AI infrastructure (0G) and consumer community blockchain (MemeCore) positions ZeroStack uniquely in the market;
  Active deployment through governance participation and ecosystem development generates operational value independent of token price appreciation, consistent with the Company's contractual commitment that the MemeCore Tokens acquired in the August 2026 Private Placement will not be made available for staking;
  Ecosystem data network effects are self-reinforcing and difficult for competitors to replicate; and
  The MemeCore acquisition decision arose independently from the Company's own strategic roadmap and is not connected to or dependent upon any prior private placement transactions.

Custody

Our cryptocurrency is held offline in cold storage with one or more third-party qualified custodians. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We hold our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third-party managed custody accounts, which the Company will control. As we continue to execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date hereof, we have entered into custodian agreements with BitGo, Inc. In the event that we are not able to maintain such a custodial arrangement, the development and implementation of our treasury strategy would be interrupted, which could cause a material adverse effect on our business, prospects, and market price of our Common Stock.

Competition

Our Digital Assets and AI segment operates in a highly competitive and ever-changing cryptoeconomy and faces significant competition, ranging from larger digital asset treasury companies, digital asset trading platforms, and validator peers. The cryptoeconomy is continuously expanding, and we expect to face competition from new entrants in the future as the adoption of digital assets continues to grow.

Focus on AI

ZeroStack believes that the rise of AI represents the next industrial revolution in the business world. AI has begun transforming many sectors of the global economy. We see parallels with similar industrial revolutions in history including:

  steam power mechanized production
  electricity enabled mass production
  automation and computerization

As part of our AI-focused asset management strategy, we focus on the following business opportunities:

  opportunities leveraging 0G's decentralized operating system proof-of-stake digital assets focused on AI
  compute power technology companies
  fee-earning opportunities on capital deployed
  private companies operating in the AI ecosystem
  staking validators and complementary businesses within the 0G ecosystem leveraging the stack integration of 0G's AI infrastructure and MemeCore's consumer community blockchain to uniquely position ZeroStack in the market

Our focus on AI is and will be subject to significant and evolving risks. For an overview of such risks, see risks described in this Current Report on Form 8-K and any updates to those risk factors contained in our Quarterly Reports on Form 10-Q.

Commercial & Wholesale

The Company's Commercial and Wholesale pillar encompasses the distribution of pharmaceutical products to international markets. This pillar is anchored by ZeroStack's wholly owned subsidiary, Phatebo, a multi-national operator in pharmaceutical distribution, with principal operations in Germany.

Phatebo

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder ("ADHD"), multiple sclerosis and anti-depressants, among others.

Overview of the Pharmaceutical Market

Europe has a strong pharmaceutical history and a thriving industry with concentration of pharmaceutical companies in the German-Switzerland border area. The industry has a projected CAGR of 6.3% between 2023 and 2028 resulting in total sales of $290 billion by 20281. In the European Union, Germany was the leading pharmaceutical market with a total revenue of $69 million in 20242.

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1 Statista - Pharmaceutical Industry in Europe - Statistics & Facts
2 Statista - Revenue of leading pharmaceutical markets in Europe

Overview of the Digital Asset Industry and Market

AI Infrastructure Layer

The 0G ecosystem represents an emerging segment within the broader blockchain and decentralized infrastructure industry. 0G is designed as a modular Layer 1 blockchain optimized for decentralized AI workloads, combining compute, storage, and data availability into a unified, verifiable system. This architecture addresses limitations of traditional centralized cloud and AI platforms by offering scalability, cost efficiency, and enhanced trust through cryptographic proofs.

The 0G protocol operates as a Decentralized AI Operating System ("dAIOS"), enabling developers and enterprises to deploy AI models and data-intensive applications without reliance on centralized providers. Its design incorporates advanced technologies such as sharding, erasure coding, and consensus mechanisms to achieve high throughput and near-infinite horizontal scalability, making decentralized AI practical for enterprise and consumer applications.

The industry is driven by several converging trends:

• AI Adoption in Web3: Growing demand for decentralized AI infrastructure as organizations seek alternatives to centralized cloud services for privacy, cost efficiency, and verifiability.

• Decentralized Physical Infrastructure Networks (DePIN): Integration with decentralized GPU networks, such as io.net and Aethir, aggregates hundreds of thousands of GPUs globally to provide cost-effective compute resources for AI and blockchain applications.

• Institutional Investment: Significant capital inflows from venture firms and strategic partners have accelerated development and adoption of 0G-based solutions.

• Token Economics: The native 0G Token underpins network operations, incentivizing node operators and securing the ecosystem. Liquidity and adoption have been supported by listings on major exchanges.

As of the end of 2025, the 0G market is characterized by rapid growth and volatility. The 0G Token has experienced significant price fluctuations, reflecting speculative trading and token unlock schedules. Market capitalization and adoption metrics indicate increasing interest from developers, enterprises, and institutional investors.

Consumer Community Blockchain layer

MemeCore is the first Layer 1 blockchain specially built for Meme 2.0, which is a new paradigm where meme coins evolve from short-term speculation into long-term cultural and economic forces, powered by community-driven virality.

MemeCore is built on the belief that sustainable economies emerge from shared contribution and fair reward. To make this vision real, the MemeCore Mainnet offers two foundational features:

• Community-Centric Reward System A native incentive model that fairly rewards those who create, remix, and amplify meme culture across the network.

• On-chain Contribution Protocol A transparent, on-chain framework that recognizes both cultural and economic impact. Whether you're creating memes, driving viral engagement, or generating on-chain transaction volume, your contribution is measured, verified, and rewarded - fueling a participatory economy that thrives on activity, not just attention.

MemeCore introduces the viral economy: a Meme 2.0 paradigm where meme coins become enduring cultural assets and active economic engines. By rewarding both content virality and transaction volume, MemeCore encourages that every meaningful interaction becomes part of a sustainable, value-generating ecosystem.

The MemeCore network is an Ethereum Virtual Machine compatible network. Users and developers familiarized with the Ethereum network can onboard into MemeCore with ease.

The Meme Vault is a unique mechanism within MemeCore that is created alongside the launch of each meme coin. It is designed to fuel the viral economy by rewarding users who contribute to the longevity of the meme coin's lifecycle, including creators, community users, and holders

Regulatory

ZeroStack has obtained the licenses to operate on a global scale including required governmental approvals, licenses and permits. A summary of such governmental approvals, licenses and permits are set forth below.

Regulatory Framework for Digital Assets

The laws and regulations applicable to 0G, MemeCore and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission ("CFTC"), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of 0G, MemeCore and digital assets, the markets for 0G, MemeCore and digital assets in general, and our activities in particular, our business and our 0G and MemeCore strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our 0G and MemeCore strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including 0G and MemeCore, fall within the definition of a "commodity" under the Commodities Exchange Act of 1936, as amended (the "CEA"). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a "security" under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider certain digital assets to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers' views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, since transactions in 0G and MemeCore provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of 0G, MemeCore and their respective platforms, and there is the possibility that law enforcement agencies could close or blacklist 0G or MemeCore platforms or other 0G-related or MemeCore-related infrastructure with little or no notice and prevent users from accessing or retrieving 0G or MemeCore held via such platforms or infrastructure. For example, the U.S. Treasury Department's Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms

As noted above, activities involving 0G, MemeCore and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On January 23, 2025, the Strengthening American Leadership in Digital Financial Technology executive order was issued. While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in crypto regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of Central Bank Digital Currencies. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

AI and Blockchain Regulations

The legal and regulatory landscape surrounding AI and Blockchain technologies is rapidly evolving and uncertain, including areas such as consumer protection, intellectual property, cybersecurity, and privacy and data protection. In addition, there is uncertainty around the validity and enforceability of intellectual property rights related to the use, development, and deployment of AI systems and blockchain ecosystems, including issues arising from both the inputs they rely on and the outputs they generate. Compliance with new and emerging laws, regulations or industry standards relating to AI and blockchains in the U.S. and internationally, such as U.S. state regulations and the Artificial Intelligence Act in the EU, may impose significant operational costs and limit or restrict our ability to develop, deploy or use existing or future AI technologies. As a result, our ability to adapt our existing products and services or develop future and new products and services using AI and blockchain ecosystems may be limited or restricted, which could adversely impact our business.

Corporate Information

ZeroStack Corp. (formerly Flora Growth Corp.) was incorporated as Flora Growth Corp. on March 13, 2019, under the laws of the Province of Ontario. On January 29, 2026, the Company changed its corporate name from "Flora Growth Corp." to "ZeroStack Corp." and changed its Nasdaq ticker from "FLGC" to "ZSTK". On August 18, 2026, the Company changed its jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas. We are a decentralized AI treasury and AI-focused asset management company that is investing in the future of AI. Our first AI-oriented project is through strategic ownership in 0G Tokens. The Company is a global pharmaceutical distributor through its wholly owned subsidiary Phatebo.

On August 4, 2025, the Company effected a 1-for-39 share consolidation of the Company's issued and outstanding Shares, by filing Articles of Amendment to the Company's amended and restated Articles of Incorporation with the Ontario Ministry of Public and Business Service Delivery and Procurement.

On August 18, 2026, the Company changed its jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas. The Company discontinued its existence as a corporation under Section 181 of the Business Corporations Act (Ontario) and, pursuant to a "conversion" under Section 10.102 of the TBOC, continued its existence under the TBOC as a corporation incorporated in the State of Texas. In connection with the Continuance, the outstanding common shares of the Company were converted, on a one-for-one basis, into shares of common stock of the Company, respectively, as a corporation incorporated in the State of Texas. Following the completion of the Continuance, the rights of holders of the Company's shares of Common Stock became governed by the Company's Texas certificate of formation, its Texas bylaws and the TBOC,

Our principal place of business in the United States is located at 2626 Cole Avenue, Suite 300, Dallas, Texas, United States 75204 and our phone number is (956)-923-4188. Our website address is https://zerostack.ai/. The information contained on, or that can be accessed through, our website does not constitute a part of this Current Report on Form 8-K and is not incorporated by reference herein.

We are an "emerging growth company" (an "EGC"), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

Additional Information

Our website is at https://zerostack.ai/. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, are available at www.sec.gov/edgar. Our website address is included in this Current Report on Form 8-K only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZEROSTACK CORP.

Date: August 21, 2026	By:	/s/ Dany Vaiman
	Name:	Dany Vaiman
	Title:	Chief Financial Officer